FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 1996
                                                 ----------------

                      California Financial Holding Company
                      ------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                        0-16970                   68-0150457
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                (IRS Employer
         of incorporation)         File Number)              Identification No.)


   501 West Weber Avenue           Stockton, California        95203
--------------------------------------------------------------------------------
      (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (209) 948-6870

Item 5.      Other Events - Announcement of Merger

         On December 9, 1996 California Financial Holding Company ("CFHC") and Temple-Inland Inc. ("TI") announced the signing of a definitive Agreement and Plan of Merger (the "Merger Agreement") under which CFHC, a $1.3 billion-asset California-based bank holding company, will merge (the "Merger") with and into TI. The transaction is expected to close during the second quarter of 1997, subject to regulatory approval and approval by CFHC shareholders. Immediately following consummation of the Merger, Stockton Savings Bank, F.S.B., a wholly owned subsidiary of CFHC, will merge with and into Guaranty Federal Bank, F.S.B., a wholly owned subsidiary of TI.

         Under the terms of the Merger Agreement, CFHC's shareholders will receive a combination of TI Stock and cash valued at $30 per share for each share of CFHC Stock they hold, for a total transaction value of approximately $150 million. Subject to certain limitations, CFHC stockholders will be given the election to have the consideration for their shares paid in TI Stock, cash or a combination of the two. TI, however, will issue no more than 1,692,000 shares of TI Stock in the transaction. The Merger Agreement permits CFHC to terminate the transaction if the price of TI Stock, as calculated, is below $40 per share, provided that the number of shares of TI Stock issued in the transaction has not been increased.

         As a condition to the execution and delivery of the Merger Agreement, CFHC and TI entered into a stock option agreement, dated as of December 8, 1996 (the "Stock Option Agreement"). Pursuant to the Stock Option Agreement, CFHC granted TI an option (the "Option") to purchase up to 940,095 authorized but unissued shares of CFHC Stock, representing up to 19.9% of the outstanding shares of CFHC Stock. The Option is exercisable only upon the occurrence of certain events described in the Stock Option Agreement, none of which has occurred as of the date hereof.

         The Merger Agreement and the Stock Option Agreement are attached hereto as exhibits and are incorporated by reference herein in their entirety. The foregoing summaries of the Merger Agreement and the Stock Option Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 7.      Financial Statements and Exhibits

         (c) Exhibits

         The following Exhibits are filed with this Current Report on Form 8-K:


Exhibit
Number                                                         Description
------                                                         -----------


2.1 Agreement and Plan of Merger by and among Temple-Inland Inc., California Financial Holding Company, Guaranty Federal Bank, F.S.B. and Stockton Savings Bank, F.S.B., dated as of December 8, 1996

99.1 Stock Option Agreement, dated as of December 8, 1996, between Temple-Inland Inc. and California Financial Holding Company

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CALIFORNIA FINANCIAL HOLDING COMPANY




Date: December 20, 1996                     /s/ Robert V. Kavanaugh
                                            -----------------------------------
                                            Robert V. Kavanaugh, President and
                                              Chief Operating Officer

                                  EXHIBIT INDEX

Exhibit
Number                                  Description
------                                  -----------


2.1 Agreement and Plan of Merger by and among Temple-Inland Inc., California Financial Holding Company, Guaranty Federal Bank, F.S.B. and Stockton Savings Bank, F.S.B., dated as of December 8, 1996

99.1                    Stock Option Agreement, dated as of December 8,
                        1996,   between   Temple-Inland   Inc.  and   California
                        Financial Holding Company